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                                                                 EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated April 20, 1995, with respect to the combined balance sheet of the Fuel Tank Division of Dyno Industrier A.S as of December 31, 1994 and the related combined statements of income, stockholders' and divisional equity, and cash flows for the year then ended, which report is included in this Form
8-K of Walbro Corporation, into Walbro Corporation's previously filed Registration Statements on Form S-8 (File Nos. 33-32068, 33-20841, 33-48562).





ARTHUR ANDERSEN & CO. GmbH




August 7, 1995
Stuttgart, Germany